Exhibit 5.2

CRAVATH, SWAINE & MOORE LLP

WORLDWIDE PLAZA

JOHN W. WHITE

EVAN R. CHESLER

STEPHEN L. GORDON

ROBERT H. BARON

DAVID MERCADO

CHRISTINE A. VARNEY

PETER T. BARBUR

MICHAEL S. GOLDMAN

RICHARD HALL

JULIE A. NORTH

ANDREW W. NEEDHAM

STEPHEN L. BURNS

KATHERINE B. FORREST

KEITH R. HUMMEL

DAVID J. KAPPOS

DANIEL SLIFKIN

ROBERT I. TOWNSEND, III

PHILIP J. BOECKMAN

WILLIAM V. FOGG

FAIZA J. SAEED

RICHARD J. STARK

THOMAS E. DUNN

MARK I. GREENE

DAVID R. MARRIOTT

MICHAEL A. PASKIN

ANDREW J. PITTS

MICHAEL T. REYNOLDS

ANTONY L. RYAN

GEORGE E. ZOBITZ

GEORGE A. STEPHANAKIS

DARIN P. MCATEE

GARY A. BORNSTEIN

TIMOTHY G. CAMERON

KARIN A. DEMASI

DAVID S. FINKELSTEIN

RACHEL G. SKAISTIS

PAUL H. ZUMBRO

ERIC W. HILFERS

GEORGE F. SCHOEN

ERIK R. TAVZEL

CRAIG F. ARCELLA

DAMIEN R. ZOUBEK

LAUREN ANGELILLI

TATIANA LAPUSHCHIK

ALYSSA K. CAPLES

JENNIFER S. CONWAY

MINH VAN NGO

KEVIN J. ORSINI

MATTHEW MORREALE

JOHN D. BURETTA

J. WESLEY EARNHARDT

YONATAN EVEN

BENJAMIN GRUENSTEIN

JOSEPH D. ZAVAGLIA

825 EIGHTH AVENUE

NEW YORK, NY 10019 - 7475

TELEPHONE: + 1 - 212 - 474 - 1000

FACSIMILE : + 1 - 212 - 474 - 3700

CITYPOINT

ONE ROPEMAKER STREET

LONDON EC2Y 9HR

TELEPHONE: + 44 - 20 - 7453 - 1000

FACSIMILE: + 44 - 20 - 7860 - 1150

STEPHEN M. KESSING

LAUREN A. MOSKOWITZ

DAVID J. PERKINS

JOHNNY G. SKUMPIJA

J. LEONARD TETI, II

D. SCOTT BENNETT

TING S. CHEN

CHRISTOPHER K. FARGO

KENNETH C. HALCOM

DAVID M. STUART

AARON M. GRUBER

O. KEITH HALLAM, III

OMID H. NASAB

DAMARIS HERNÁNDEZ

JONATHAN J. KATZ

RORY A. LERARIS

KARA L. MUNGOVAN

MARGARET T. SEGALL

NICHOLAS A. DORSEY

ANDREW C. ELKEN

JENNY HOCHENBERG

VANESSA A. LAVELY

G.J. LIGELIS JR.

MICHAEL E. MARIANI

LAUREN R. KENNEDY

SASHA ROSENTHAL - LARREA

ALLISON M. WEIN

MICHAEL P. ADDIS

JUSTIN C. CLARKE

SHARONMOYEE GOSWAMI

C. DANIEL HAAREN

EVAN MEHRAN NORRIS

LAUREN M. ROSENBERG

MICHAEL L. ARNOLD

HEATHER A. BENJAMIN

MATTHEW J. BOBBY

DANIEL J. CEROUEIRA

ALEXANDRA C. DENNING

HELAM GEBREMARIAM

MATTHEW G. JONES

MATTHEW M. KELLY

DAVID H. KORN

BRITTANY L. SUKIENNIK

ANDREW M. WARK

PARTNER EMERITUS

SAMUEL C. BUTLER

OF COUNSEL

MICHAEL L. SCHLER

CHRISTOPHER J. KELLY

March 11, 2021

Royal Dutch Shell plc

Shell International Finance B.V.

Ladies and Gentlemen:

We have acted as U.S. counsel to Royal Dutch Shell plc, a public company limited by shares incorporated in England and Wales (“RDS”), and Shell International Finance B.V., a limited liability company incorporated under the laws of the Netherlands (“Shell Finance”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”) relating to the registration under the Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Act of (i) guaranteed debt securities (the “Guaranteed Debt Securities”) of Shell Finance, unconditionally guaranteed as to the payment of principal, premium (if any) and interest, by RDS (the “Guarantees”), (ii) debt securities of RDS (the “RDS Debt Securities” and, together with the Guaranteed Debt Securities, the “Debt Securities”), (iii) debt warrants of RDS (the “Debt Warrants” and, together with the Debt Securities, the “Securities”), (iv) equity warrants of RDS and (v) Class A and Class B ordinary shares of RDS, nominal value of €0.07 per share, with an unspecified and indeterminate aggregate initial offering price.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including: (a) the Registration Statement; (b) the forms of senior indenture and subordinated indenture relating to the RDS Debt Securities included in the Registration Statement as Exhibits 4.1 and 4.2 (the “RDS Indentures”); (c) the forms of notes relating to the RDS Debt Securities included in the Registration Statement as Exhibits 4.5 and 4.6 (the “RDS Notes”); (d) the senior indenture and the form of subordinated indenture relating to the Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.3 and 4.4 (the “Shell Finance Indentures” and, together with the RDS Indentures, the “Indentures”); and (e) the forms of notes relating to the Guaranteed Debt Securities included in the Registration Statement as Exhibits 4.7 and 4.8 (the “Shell Finance Notes” and, together with the RDS Notes, the “Notes”).

As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of RDS and Shell Finance and documents furnished to us by RDS and Shell Finance without independent investigation or verification of their accuracy. We have also assumed (a) the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies and (b) that the Indentures have been or will be duly authorized, executed and delivered by, and represent a legal, valid and binding obligation of the Trustee thereunder.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Assuming that the Indentures have been or will be duly authorized, executed and delivered by RDS and Shell Finance, and assuming that the Notes have been or will be duly authorized, when the Notes are executed and authenticated in accordance with the provisions of the Indentures and delivered and paid for as contemplated in the Registration Statement, as amended, the Notes and the Guarantees will constitute legal, valid and binding obligations of RDS and Shell Finance, as applicable (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. Assuming that one or more debt warrant agreements relating to the Debt Warrants have been or will be duly authorized, executed and delivered by RDS, and assuming that debt warrant certificates relating to the Debt Warrants have been or will be duly authorized, executed and authenticated in accordance with the provisions of the relevant debt warrant agreement and issued and sold as contemplated in the Registration Statement, as amended, such debt warrant certificates will constitute legal, valid and binding obligations of RDS (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

3. The statements under the section of the Registration Statement entitled “Taxation - U.S. Taxation” constitute our opinion to the extent they describe the material U.S. Federal income tax consequences to U.S. holders (within the meaning of that section) of acquiring, owning and disposing of, the securities described therein.

Our opinion is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of England and Wales or the Netherlands. For purposes of our opinion, we have assumed that (i) RDS has been duly incorporated and is a validly existing company under the laws of England and Wales and (ii) the Indentures, the RDS Notes, the Debt Warrant Agreement and the Debt Warrant Certificates have been or will be duly authorized, executed and delivered by RDS. With respect to all matters of English law, we note that you are being provided with the opinion, dated the date hereof, of Slaughter and May, English counsel to RDS. For purposes of our opinion, we have also assumed that (i) Shell Finance has been duly incorporated and is a validly existing company under the laws of the Netherlands and (ii) the Indentures relating to the Guaranteed Debt Securities and the Shell Finance Notes have been or will be duly authorized, executed and delivered by Shell Finance. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of De Brauw Blackstone Westbroek London B.V., Dutch counsel to RDS and Shell Finance.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the captions “Taxation” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore

Royal Dutch Shell plc

Carel van Bylandtlaan 30 2596 HR

The Hague

The Netherlands

Shell International Finance B.V. Carel van Bylandtlaan 30

2596 HR

The Hague

The Netherlands

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